Exhibit 99.1

Robert Vercoe Appointed Chief Credit Officer of Cornerstone Community Bank

CHATTANOOGA, Tenn.--(BUSINESS WIRE)--January 21, 2011--Cornerstone Bancshares, Inc. (OTC Bulletin Board: CSBQ) today announced the following:

Cornerstone Community Bank of Chattanooga announced the appointment of J. Robert (Bob) Vercoe, Jr., a Senior Vice President and Relationship Manager, as Executive Vice President and Chief Credit Officer effective January 7, 2011. Vercoe has more than 30 years’ experience in the banking industry, having served in executive positions with banks in Charlotte, N.C.; Nashville, TN; and, most recently, Chattanooga. Originally from Raleigh, North Carolina, he holds a bachelor’s degree in U.S. History and an MBA in finance from the University of North Carolina at Chapel Hill. Vercoe has lived in Chattanooga the past 20 years. He and his wife have four grown children and reside on Signal Mountain.

“We are extremely pleased to welcome Bob aboard,” said Cornerstone Community Bank President & CEO Frank Hughes. “With his vast knowledge and expertise, he will undoubtedly be a tremendous asset to Cornerstone.”

Cornerstone is a single-bank holding company, with $480 million in assets, serving the Chattanooga, Tennessee MSA, with five branches throughout Chattanooga and one loan production office in Dalton, Georgia. Locally owned and locally operated, Cornerstone specializes in providing a comprehensive range of customized financial solutions for businesses and individuals.

Certain of the statements made in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of Cornerstone and its management regarding the company’s strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which Cornerstone operates, governmental regulations, the company’s competitive environment, cyclical and seasonal fluctuations in its operating results, and other risks discussed in Cornerstone’s Form 10-K and other filings with the Securities and Exchange Commission.

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CONTACT:
Cornerstone Community Bank
Frank Hughes, President & CEO, 423-385-3009